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                                                                    EXHIBIT 99.a

                MASCO CORPORATION AND CONSOLIDATED SUBSIDIARIES

          COMPUTATION OF PRIMARY AND FULLY DILUTED PER SHARE EARNINGS
                      (INCLUDING EFFECT OF FULL DILUTION)

                                                                   1993        1992        1991
                                                                 --------    --------    --------
                                                                (IN THOUSANDS EXCEPT AS INDICATED)
Shares for computation of primary and fully diluted earnings per share:
  Average number of shares outstanding........................    152,700     151,700     149,900
  Common stock equivalents:
     Convertible debentures...................................      4,210       4,210       4,210
     Stock options............................................      1,520       1,210         700
                                                                 --------    --------    --------
       Total shares...........................................    158,430     157,120     154,810
                                                                 --------    --------    --------
                                                                 --------    --------    --------
Net income....................................................   $221,100    $183,100    $ 44,900
Addback of debenture interest, net............................      5,880       5,970       5,970
                                                                 --------    --------    --------
Net income, as adjusted.......................................   $226,980    $189,070    $ 50,870
                                                                 --------    --------    --------
                                                                 --------    --------    --------
Primary and fully diluted earnings per share (in dollar
  amounts)....................................................      $1.45       $1.21        $.30
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     The above dilutive influences are less than 3%.